THE VICTORY PORTFOLIOS

                      THE VICTORY VARIABLE INSURANCE FUNDS

                                 CODE OF ETHICS

A.      Legal Requirements.

        Rule 17j-1(a) under the Investment Company Act of 1940, as amended (the "1940 Act") makes it unlawful for any officer or Trustee (1) (as well as other persons) of The Victory Portfolios and The Victory Variable Insurance Funds (collectively, the "Funds"), in connection with the purchase or sale by such person of a security "held or to be acquired" by any investment portfolio of the Funds (each, a "Portfolio" and collectively, the "Portfolios"):

          (1) To employ any device, scheme or artifice to defraud a Fund or Portfolio;

          (2) To make to a Fund or Portfolio any untrue statement of a material fact or to omit to state to the Fund or Portfolio a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          (3) To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Fund or Portfolio; or

          (4) To engage in any manipulative practice with respect to a Fund or Portfolio.

B.      Certain Definitions.

          (1) "Access Person" means

                    (a) all directors, officers and employees of the Funds and Portfolios; and

                    (b) any other person designated by the Compliance Officer to be an Access Person.

          (2) "Beneficial Ownership" means

                    (a) the receipt of benefits substantially equivalent to those of ownership through relationship, understanding, agreement, contract or other arrangements; or


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(1) In this Code of Ethics, "trustees" also refers to "directors" and "Board of
Trustees" also refers to "Board of Directors."

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                    (b) the power to vest benefits substantially equivalent to those of ownership in oneself at once or at some future time.

        Generally, a person will be regarded as having a direct or indirect Beneficial Ownership in securities held in his/her name, as well as in the name of a spouse, minor children who live with such person, any other relative (parents, adult children, brothers, sisters, in-laws, etc.) whose investments the person directs or controls, whether they live together or not. The definition of "Beneficial Ownership" will be interpreted with reference to the definition contained in the provisions of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, as such provisions may be interpreted by the Securities and Exchange Commission, except that the determination of direct or indirect Beneficial Ownership will apply to all securities which an Access Person has or acquires.

          (3) "Compliance Officer" means the Compliance Officer of the Funds.

          (4) "Covered Service Provider" means the investment adviser, administrator and principal underwriter for each Fund.

          (5) "Ethics Committee" means the Ethics Committee established by KAM.

          (6) "Exempt Security" means: Government securities (as defined by
Section 2(a)(16) of the 1940 Act); shares of registered open-end investment companies; securities that are not eligible for purchase or sale by any Fund; and any other security that KAM's Ethics Committee from time to time may designate as an Exempt Security.

          (7) "KAM" means Key Asset Management Inc.

          (8) "Reportable Securities" means all securities other than Exempt Securities.

          (9) "Security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act, and shall include a related security.

                    (a) A security is "being considered for purchase or sale" when a recommendation to purchase or sell such security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

                    (b) A security is "held or to be acquired" if within the most recent 15 days it is or has been held by a Portfolio, or is being or has been considered by a Portfolio or KAM for purchase by the Portfolio.

                    (c) A purchase or sale includes the writing of an option to purchase or sell.

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C.      Fund Policies.

          (1) No Access Person shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1(a) set forth above.

          (2) In keeping with the recommendations of the Board of Governors of the Investment Company Institute, the following general policies shall govern personal investment activities of Access Persons of a Fund or a Portfolio:

               (a) it is the duty of all Access Persons to place the interest of Fund shareholders first;

               (b) all Access Persons shall conduct personal securities transactions in a manner that is consistent with this Code of Ethics and that avoids any actual or potential conflict of interest or any abuse of a position of trust and responsibility; and

               (c) no Access Person of a Fund or of a Portfolio shall take inappropriate advantage of his or her position with the Fund or with a Portfolio.

D.      Procedures.

          (1) In order to enable the Funds to determine with reasonable assurance whether the foregoing policies are being observed by its Access
Persons:

               (a) Each Access Person, other than a Trustee who is not an "interested person" of KAM (as defined in the 1940 Act), shall submit reports in the form attached hereto as Exhibit A ("Securities Transaction Reports") to the Fund's Compliance Officer showing all transactions in Reportable Securities in which the person has, or by reason of such transaction acquires Beneficial Ownership. Such reports shall be filed no later than 10 days after the end of each calendar quarter, but need not show transactions over which such person had no direct or indirect influence or control.

               (b) Each Trustee who is not an "interested person" of KAM shall submit the same quarterly report as required under paragraph (a), for each transaction in a Reportable Security when the Trustee knew at the time of the transaction or, in the ordinary course of fulfilling official duties as a Trustee, should have known that during the 15-day period immediately preceding or after the date of the transaction, such security is or was purchased or sold, or was considered for purchase or sale, by the Fund or Portfolio or the investment adviser for the Fund or Portfolio. No report is required if the Trustee has no direct or indirect influence or control over the transaction.

               (c) For purposes of this paragraph D.(1), a trustee who is an employee of an affiliate of KAM, but who has no day-to-day responsibilities to KAM or an

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               affiliate, shall be deemed to be not an interested person of KAM.
               Similarly, for purposes of this Paragraph D.(1), an assistant officer of the Trust who is not an employee of KAM or its affiliates shall not be considered an Access Person.

          (2) The Compliance Officer shall notify each Access Person required to submit reports pursuant to this Code of Ethics that such person is subject to this reporting requirement and shall deliver a copy of this Code of Ethics to such person.

          (3) The Compliance Officer shall report to the Board of Trustees:

               (a) at the next meeting following the receipt of any Securities Transaction Report with respect to each reported transaction in a security which was held or acquired by the Fund or a Portfolio within 15 days before or after the date of the reported transaction or at a time when, to the knowledge of the Compliance Officer, the Fund, a Portfolio or the investment adviser for the Fund or a Portfolio was considering the purchase or sale of such security;

               (b) any transaction not required to be reported to the Board by operation of subparagraph (a) that the Compliance Officer believes may nonetheless constitute a violation of this Code of Ethics; and

               (c) any apparent violation of any reporting requirement hereunder.

          (4) The Board of Trustees shall consider reports made to it hereunder and shall determine whether the policies established in section B above have been violated, and what sanctions, if any, should be imposed.

          (5) The Board of Trustees, including a majority of the Trustees who are not "interested persons" of the Fund, with advice of counsel to the Funds and to the disinterested Trustees, shall determine, that each Access Person who is an employee of a Covered Service Provider shall be subject to this Code of Ethics or a Code of Ethics adopted by such Covered Service Provider, provided that:

               (a) the Covered Service Provider has adopted a Code of Ethics that meets the requirements of Rule 17j-1 and substantially conforms to generally accepted industry and regulatory standards; and

               (b) the Covered Service Provider has implemented adequate procedures for monitoring compliance with its Code of Ethics.

          (6) The Board of Trustees shall review the operation of this Code of Ethics at least once a year. To that end, an appropriate officer of each Fund shall prepare an annual report to the Board of Trustees that:

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               (a) summarizes existing procedures of the Fund and its Covered
               Service Providers concerning personal investing and any changes in the procedures made during the past year;

               (b) identifies any violations requiring significant remedial action during the past year; and

               (c) identifies any recommended changes in existing restrictions or procedures of the Fund or its Covered Service Providers based upon the experience of the Fund or its investment advisers, evolving industry practices or developments in applicable laws or regulations.

          (7) This Code of Ethics, a copy of each Securities Transaction Report by an Access Person, any written report submitted hereunder required by the Ethics Committee, and lists of all persons required to make reports shall be preserved with the Fund records for the period required by Rule 17j-1.

Adopted:       February 23, 1999

                  The Board of Trustees of The Victory Portfolios
                  The Board of Trustees of The Victory Variable Insurance Funds

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                                    EXHIBIT A

                             THE VICTORY PORTFOLIOS

                      THE VICTORY VARIABLE INSURANCE FUNDS

                           SECURITY TRANSACTION REPORT
                    For The Calendar Quarter Ended __________

Instructions:

        1. List all transactions in Reportable Securities in any account in which you have a Beneficial Ownership. Please write "none" if you have no transactions in Reportable Securities during the quarter. If you submit copies of monthly brokerage statements covering all transactions in Reportable Securities, please write "see monthly statements."

        2. If you are Trustee who is not an "interested person" of KAM, then you need only report transactions in Reportable Securities when you knew at the time of the transaction or, in the ordinary course of fulfilling your duties as a Trustee, or you should have known, that during the 15-day period immediately preceding or after the date of the transaction, such security is or was purchased or sold, or was considered for purchase or sale, by the Funds. Please write "none" if you have no transactions in Reportable Securities during the quarter that meet the above conditions.

        3.     Use additional sheets if necessary.


=========================================================================================================
                                               No. of Shares               Broker, Dealer or Other Party
Name of         Date of          Purchase      or Principal                Through Whom Transaction
Security        Transaction      /Sale         Amount           Price      Was Made
--------        -----------      -----         ------           -----      --------

___________     ___________      ________      ____________     ______     _____________________________

___________     ___________      ________      ____________     ______     _____________________________

___________     ___________      ________      ____________     ______     _____________________________

___________     ___________      ________      ____________     ______     _____________________________

___________     ___________      ________      ____________     ______     _____________________________

___________     ___________      ________      ____________     ______     _____________________________

=========================================================================================================

I certify that the information provided above is correct.

Date:_____________          Signature:_____________________________